Exhibit 99.1
FOR IMMEDIATE RELEASE
Lam Research Corporation Contact:
Julie Cimino, Investor Relations, phone: 510/572-1615, e-mail: julie.cimino@lamresearch.com
Lam Research Corporation Announces Earnings for the Quarter Ended
March 25, 2007
FREMONT, Calif., April 12, 2007 —Lam Research Corporation (NASDAQ: LRCX) highlights for the March 2007 quarter were:

• Revenue:	$650.3	million
• Operating Margin:	29.1%
• Net Income:	$164.7	million
• Diluted EPS:	$1.15
Lam Research Corporation today announced earnings for the quarter ended March 25, 2007. Revenue for the period was $650.3 million and net income was $164.7 million, or $1.15 per diluted share, compared to revenue of $633.4 million and net income of $167.3 million, or $1.15 per diluted share for the December 2006 quarter.
Gross margin of $326.2 million for the March 2007 quarter met expectations at 50.2 percent compared to gross margin of $322.9 million, or 51.0 percent, for the December 2006 quarter. Operating expenses increased as planned during the quarter to $137.3 million compared to operating expenses of $128.4 million for the December 2006 quarter, including increased equity-based compensation expense as well as salary and benefits costs supporting the Company’s new product development and market share growth objectives.
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Lam Announces Earnings for the March 2007 Quarter	Page 2 of 6
The geographic distribution of shipments and revenue during the March 2007 quarter is shown in the following table:

Region	Shipments	Revenue
North America	13%	16%
Europe	8%	7%
Japan	11%	12%
Korea	36%	28%
Asia Pacific	32%	37%
Cash and cash equivalents, short-term investments and restricted cash and investments balances were $1.5 billion at the end of March, and cash flows provided by operating activities were $151.4 million during the quarter. The Company repurchased approximately $239 million of its common stock during the quarter. Condensed Consolidated Statements of Cash Flows are included at the end of this press release. Deferred revenue and deferred profit balances were $277.0 million and $166.1 million, respectively. At the end of the period, the anticipated future revenue value of orders shipped to Japanese customers that are not recorded as deferred revenue was approximately $49 million.
“Lam Research delivered excellent operational and financial results in the March quarter,” said Steve Newberry, Lam Research’s president and chief executive officer.
“The company continues to leverage successfully both our etch market share gains and the efficiencies inherent in our business model. During the quarter we made significant progress in advancing our new product growth initiative, including product releases achieved for our 2300® Bevel Clean system, our 2300 Motif™ patterning system, and our Deep Silicon Etch MEMS offering. These accomplishments combined with the anticipated successful execution of our wet clean product roadmap will position Lam to serve a larger segment of the wafer fab equipment market that is benefiting from a favorable secular demand outlook for advanced integrated circuits,” Newberry concluded.
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Lam Announces Earnings for the March 2007 Quarter	Page 3 of 6
Statements made in this press release which are not statements of historical fact are forward-looking statements and are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate, but are not limited, to the future revenue value of orders shipped to Japanese customers, the continuation of our etch market share gains and efficiencies in our business model and our ability to leverage those gains and efficiencies successfully, the success of our wet clean product, and our future ability to serve a larger market segment. Some factors that may affect these forward-looking statements include: changing business conditions in the semiconductor industry and the overall economy and the efficacy of our plans for reacting to those changes, changing customer demands, success of our competitors’ strategies including their development of new technologies, and the technical challenges presented by our new products. These forward-looking statements are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including specifically the report on Form 10-K for the year ended June 25, 2006, and Form 10-Q for the quarter ended December 24, 2006, which could cause actual results to vary from expectations. The Company undertakes no obligation to update the information or statements made in this press release.
Lam Research Corporation is a major provider of wafer fabrication equipment and services to the world’s semiconductor industry. Lam’s common stock trades on The NASDAQ Global Select MarketSM under the symbol LRCX. Lam is a NASDAQ-100® company. The Company’s World Wide Web address is http://www.lamresearch.com.
Consolidated Financial Tables Follow
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Lam Announces Earnings for the March 2007 Quarter	Page 4 of 6
LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data and percentages)

	Three Months Ended			Nine Months Ended
	March 25,	December 24,	March 26,	March 25,	March 26,
	2007	2006	2006	2007	2006
	(unaudited)	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Total revenue	$650,270	$633,400	$437,423	$1,888,057	$1,116,575
Cost of goods sold	324,025	310,484	217,769	925,732	563,332

Gross margin	326,245	322,916	219,654	962,325	553,243
Gross margin as a percent of revenue	50.2%	51.0%	50.2%	51.0%	49.5%
Research and development	75,064	69,060	61,083	205,747	168,067
Selling, general and administrative	62,208	59,351	48,303	178,267	138,317

Total operating expenses	137,272	128,411	109,386	384,014	306,384
Operating income	188,973	194,505	110,268	578,311	246,859
Operating margin as a percent of revenue	29.1%	30.7%	25.2%	30.6%	22.1%
Other income, net	14,751	13,092	7,828	58,191	25,624

Income before income taxes	203,724	207,597	118,096	636,502	272,483
Income tax expense	38,983	40,271	31,759	120,917	58,877

Net income	$164,741	$167,326	$86,337	$515,585	$213,606

Net income per share:
Basic	$1.17	$1.18	$0.62	$3.64	$1.55

Diluted	$1.15	$1.15	$0.60	$3.57	$1.49

Number of shares used in per share calculations:
Basic	140,423	142,306	140,122	141,516	137,703

Diluted	143,052	145,346	144,846	144,378	143,298

Lam Announces Earnings for the March 2007 Quarter	Page 5 of 6
LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 25,	December 24,	June 25,
	2007	2006	2006
	(unaudited)	(unaudited)	(1)
Assets:
Cash and cash equivalents	$494,807	$629,117	$910,815
Short-term investments	638,878	574,845	139,524
Accounts receivable, net	461,365	456,427	407,347
Inventories	228,435	212,299	168,714
Other current assets	120,883	83,968	79,969

Total current assets	1,944,368	1,956,656	1,706,369
Property and equipment, net	107,388	97,034	49,893
Restricted cash and investments	360,038	415,038	470,038
Goodwill	55,892	55,892	—
Intangible assets, net	61,615	64,641	—
Other assets	80,569	90,445	87,044

Total assets	$2,609,870	$2,679,706	$2,313,344

Liabilities and stockholders’ equity:
Current liabilities	$642,871	$638,363	$566,226

Long-term debt	$250,000	$300,000	$350,000
Other long-term liabilities	821	833	969
Stockholders’ equity	1,716,178	1,740,510	1,396,149

Total liabilities and stockholders’ equity	$2,609,870	$2,679,706	$2,313,344

(1)	Derived from audited financial statements.

Lam Announces Earnings for the March 2007 Quarter	Page 6 of 6
LAM RESEARCH CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended			Nine Months Ended
	March 25,	December 24,	March 26,	March 25,	March 26,
	2007	2006	2006	2007	2006
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$164,741	$167,326	$86,337	$515,585	$213,606
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	11,890	8,760	5,208	27,177	16,235
Deferred income taxes	(5,122)	7,424	17,935	8,721	32,662
Equity-based compensation	10,873	6,664	6,029	23,788	17,319
Income tax benefit on equity-based compensation plans	27,577	20,367	—	49,816	—
Excess tax benefit on equity-based compensation plans	(19,191)	(14,086)	—	(34,541)	—
Other, net	1,159	(1,551)	(864)	28	1,087
Change in working capital accounts	(40,526)	(32,866)	(5,010)	(60,508)	(12,488)

Net cash provided by operating activities	151,401	162,038	109,635	530,066	268,421

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures and intangible assets	(18,777)	(13,966)	(6,447)	(45,663)	(16,141)
Acquisition of Bullen Ultrasonics, Inc. assets	—	(177,108)	—	(177,108)	—
Transfer of restricted cash and investments	55,000	55,000	—	110,000	—
Net sales (purchases) of available-for-sale securities	(63,149)	(340,774)	26,703	(494,846)	92,492

Net cash (used for) provided by investing activities	(26,926)	(476,848)	20,256	(607,617)	76,351

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on long-term debt and capital lease	(50,048)	(50,028)	(67)	(100,120)	(67)
Excess tax benefit on equity-based compensation plans	19,191	14,086	—	34,541	—
Treasury stock purchases	(239,012)	(75,285)	(73,602)	(315,345)	(214,209)
Reissuances of treasury stock	5,298	—	4,515	11,288	9,652
Proceeds from issuance of common stock	5,892	22,662	61,602	30,293	135,702

Net cash used for financing activities	(258,679)	(88,565)	(7,552)	(339,343)	(68,922)

Effect of exchange rate changes on cash	(106)	1,144	1,724	886	(255)
Net (decrease) increase in cash and cash equivalents	(134,310)	(402,231)	124,063	(416,008)	275,595
Cash and cash equivalents at beginning of period	629,117	1,031,348	633,782	910,815	482,250

Cash and cash equivalents at end of period	$494,807	$629,117	$757,845	$494,807	$757,845